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                                                                  EXHIBIT 10.104
                            SECURED PROMISSORY NOTE
                            -----------------------
                                  (NOTE NO. 2)

$745,000.00                                                       March 30, 1999

     FOR VALUE RECEIVED, the undersigned ASTROTECH SPACE OPERATIONS, INC. (hereinafter "Borrower"), a Delaware corporation, hereby promises to pay to the order of THE CIT GROUP/EQUIPMENT FINANCING, INC., a New York corporation (hereinafter "Lender"), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of SEVEN HUNDRED FORTY FIVE THOUSAND AND NO/100THS DOLLARS ($745,000.00), together with interest from and after the date hereof on so much of the principal balance hereof as may be outstanding and unpaid from time to time at the rate of interest in effect from time to time pursuant to Section 3.1 of the Loan Agreement (as hereinafter defined).

     This Secured Promissory Note (this "Note") is the Note No. 2 and is issued pursuant to, that certain Loan and Security Agreement (as at any time amended, the "Loan Agreement"), dated July 14, 1997, between Borrower and Lender, the provisions of which are by this reference incorporated herein, and is entitled to all of the benefits and security of the Loan Agreement and the other Loan Documents. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

     Interest hereunder shall be computed on the basis of actual days elapsed over a period of a 360-day year unless reference to a 365 or a 366-day year is necessary in order not to exceed the highest rate of interest that may be charged or collected under Applicable Law. Upon and after the occurrence of an Event of Default, the outstanding principal balance of this Note shall bear interest at a rate per annum equal to the Default Rate. In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under Applicable Law. It is the intent hereof that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under Applicable Law. Any acceleration of indebtedness, if elected by Lender, shall be subject to all Applicable Law, including laws relating to rebate and refund of unearned charges.

     The principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

          (a) Interest shall be due and payable quarterly, in arrears, on the first day of each calendar quarter, commencing on April 1, 1999, and continuing until such time as the full principal balance hereof, together with all other amounts owing hereunder, shall have been paid in full;
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          (b)  Principal shall be due and payable commencing on July 1, 1999, and continuing on the first day of each calendar quarter thereafter to and including the first day of April 2002, in installments of $74,500 each; and

          (c) The entire remaining principal amount then outstanding, together with any and all amounts due hereunder shall be due and payable on July 1, 2002.

     If any payment is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day, and interest shall continue to accrue on the principal amount of such payment until paid. The acceptance of payment of any installment hereof by Lender after the date on which such installment becomes due as set forth herein shall not be held to establish a custom or to constitute a waiver of any rights of Lender to enforce prompt payment of any further installment.

     Borrower shall prepay this Note as provided in Section 2.3 of the Loan Agreement. Borrower may not voluntarily prepay this Note except to the extent permitted by Section 2.4 of the Loan Agreement.

     The occurrence of an Event of Default, including, without limitation, Borrower's failure to pay any installment of principal or interest on this Note in full on the due date thereof, shall constitute an event of default under this Note and shall entitle Lender, at its option, upon or at any time after the occurrence and during the continuance of any such event of default, to declare the then outstanding principal balance and accrued interest hereof to be, and the same shall thereupon become, immediately due and payable without notice to or demand upon Borrower, all of which Borrower hereby expressly waives. If this
Note is collected by or through an attorney at law, then Borrower shall be obligated to pay, in addition to the principal balance and accrued interest hereof, reasonable attorney's fees, not to exceed fifteen percent (15%) of such principal and interest, and court costs.

     Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

     Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower

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agrees that, without releasing or impairing Borrower's liability hereunder,
Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party secondarily liable for the indebtedness evidenced by this Note.

     This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, and is intended to take effect as an instrument under seal.

     BORROWER WAIVES TRIAL BY JURY AND THE RIGHT TO INTERPOSE ANY COUNTERCLAIM OR SET-OFF OF ANY KIND IN ANY ACTION, SUIT OR PROCEEDING RELATING TO THIS NOTE.


     IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed, sealed and delivered as of the date first above written.

ATTEST.                              ASTROTECH SPACE OPERATIONS, INC.
                                     ("Borrower")

_________________________________    By: ______________________________________
William Dawson, Secretary                Name:  Mark A. Kissman
                                         Title: Vice President


[CORPORATE SEAL]

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